As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Piper SANDLER Companies

(Exact name of registrant as specified in its charter)

Delaware	30-0168701
(State or other jurisdiction of incorporation or organization) 800 Nicollet Mall, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	(I.R.S. Employer Identification No.) 55402 (Zip Code)

PIPER SANDLER COMPANIES AMENDED AND RESTATED

2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

(as amended and restated May 17, 2023)

(Full title of the plan)

John W. Geelan

General Counsel and Secretary

Piper Sandler Companies

800 Nicollet Mall, Suite 900

Minneapolis, Minnesota 55402

(Name and address of agent for service)

(612) 303-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Piper Sandler Companies, a Delaware corporation (the “Registrant”), to be issued pursuant to the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended and restated May 17, 2023) (the “Plan”). In accordance with Section E. of the General Instructions to Form S-8, the contents of the following Registration Statements on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference: File No. 333-111665, File No. 333-122494, File No. 333-142699, File No. 333-150962, File No. 333-159360, File No. 333-205229, File No. 333-228096, File No. 333-238598 and File No. 333-268089.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Amended and Restated Certificate of Incorporation (as of May 18, 2023)	(1)
4.2	Amended and Restated Bylaws (as of February 9, 2023)	(2)
4.3	Form of Specimen Certificate for Piper Sandler Companies Common Stock	(3)
4.4	Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (as amended and restated May 17, 2023)	(4)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP	Filed herewith
23.1	Consent of Ernst & Young LLP	Filed herewith
23.2	Consent of Faegre Drinker Biddle & Reath LLP	Included in Exhibit 5.1
24.1	Power of Attorney	Filed herewith
107	Filing Fee Table	Filed herewith

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 18, 2023, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 10, 2023, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 26, 2018, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 18, 2023, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 19, 2023.

PIPER SANDLER COMPANIES
(Registrant)

By:	/s/ Chad R. Abraham
Name: Chad R. Abraham
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Chad R. Abraham	Chairman and Chief Executive Officer	May 19, 2023
Chad R. Abraham	(Principal Executive Officer)

/s/ Timothy L. Carter	Chief Financial Officer	May 19, 2023
Timothy L. Carter	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 19, 2023
Jonathan J. Doyle

*	Director	May 19, 2023
William R. Fitzgerald

*	Director	May 19, 2023
Victoria M. Holt

*	Director	May 19, 2023
Robbin Mitchell

*	Director	May 19, 2023
Thomas S. Schreier, Jr.

*	Director	May 19, 2023
Sherry M. Smith

*	Director	May 19, 2023
Philip E. Soran

*	Director	May 19, 2023
Brian R. Sterling

*	Director	May 19, 2023
Scott C. Taylor

*	John W. Geelan, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to the powers of attorney duly executed by such individuals which have been filed as an exhibit to this Registration Statement.

By:	/s/ John W. Geelan
Name: John W. Geelan
Title: Attorney-in-Fact